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                                                                     EXHIBIT 3.2

                                                                          Page 1
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        ________________________________


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "APACHE ENERGY RESOURCES CORPORATION", A DELAWARE CORPORATION,

         WITH AND INTO "APACHE CORPORATION" UNDER THE NAME OF "APACHE CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1995, AT 12 O'CLOCK P.M.





                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                     [SEAL]

                                                AUTHENTICATION:   7762929

                                                          DATE:  12-21-95
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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                      APACHE ENERGY RESOURCES CORPORATION
                                      INTO
                               APACHE CORPORATION

         Apache Corporation, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That Apache Corporation was incorporated on the 6th day of December, 1954, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That Apache Corporation owns all of the issued and outstanding shares of the capital stock of Apache Energy Resources Corporation, a corporation formerly known as Hadson Energy Resources Corporation and which was incorporated on the 26th day of October, 1989, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That Apache Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 14th day of December, 1995, determined to and did merge into itself said Apache Energy Resources
Corporation:

                 RESOLVED that Apache Energy Resources Corporation ("AERC"), a wholly owned subsidiary of Apache Corporation, be merged with and into Apache Corporation ("Apache"), with Apache being the surviving corporation.

                 FURTHER RESOLVED that the merger shall be effective as of midnight on December 31, 1995.

                 FURTHER RESOLVED that all of the shares of the capital stock of AERC issued and outstanding as of the effective date of the merger shall be cancelled without consideration.

                 FURTHER RESOLVED that upon the merger taking effect, Apache shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of Apache and AERC; that all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other chooses in action, and every other interest of or belonging to or due to AERC shall be deemed to be transferred to and vested in Apache without further act or deed; that the title to any real estate, or any interest therein vested in either of Apache or AERC shall not revert or be in any way impaired by reason of the merger; and that such transfer to and vesting in Apache shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger by law or by
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         express provision in any contract, agreement, decree, order, or other instrument to which either of Apache or AERC is a party or by which either is bound.

                 FURTHER RESOLVED that upon the merger taking effect, Apache shall be responsible and liable for all the liabilities and obligations of AERC; that any claim existing or action or proceeding, whether civil or criminal, pending by or against AERC may be prosecuted as if the merger had not taken place; and that neither the rights of creditors nor any liens upon the property of either of Apache or AERC shall be impaired by such merger.

                 FURTHER RESOLVED that the proper officers of Apache are hereby authorized and directed, in the name and on behalf of Apache, to prepare and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions authorizing the merger of AERC with and into Apache and the assumption by Apache of the liabilities and obligations of AERC, and the date of adoption thereof, and to cause such Certificate of Ownership and Merger to be filed with the Delaware Secretary of State and a certified copy of same recorded in the office of the Recorder of Deeds of New Castle County.

                 FURTHER RESOLVED that the proper officers of Apache be, and they hereby are, authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the merger and effect the foregoing resolutions.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Apache Corporation at any time prior to the date of filing the merger with the Delaware Secretary of State.

         IN WITNESS WHEREOF, Apache Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officers as of this 20th day of December, 1995.

                                       APACHE CORPORATION

                                       By: /s/ G. Steven Farris
                                           -------------------------------------
                                           G. Steven Farris
                                           President and Chief Operating Officer

ATTEST:

/s/ Cheri L. Peper
--------------------------------
Cheri L. Peper
Corporate Secretary





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STATE OF TEXAS

COUNTY OF HARRIS


         The foregoing instrument was acknowledged before me this 20th day of December, 1995, on behalf of Apache Corporation, by G. Steven Farris, President and Chief Operating Officer of Apache Corporation, a Delaware corporation.



                                        /s/ Valencia A. McNeil
                                        ----------------------------------------
                                        Valencia A. McNeil, Notary Public in and
                                        for the State of Texas


[SEAL]   VALENCIA A. MCNEIL
         My Commission Expires
         April 16, 1998





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